Exhibit 10.6

INCENTIVE STOCK OPTION AGREEMENT

BIO-TECHNE CORPORATION

2010 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made effective as of [●], by and between Bio-Techne Corporation, a Minnesota corporation (the “Company”), and [●] (“Participant”).

W I T N E S S E T H:

WHEREAS, Participant on the date hereof is a key employee or officer of the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant an incentive stock option to Participant to purchase shares of the Company's Common Stock pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of an incentive stock option to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company's Common Stock is not less than $[●] per share;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1.     Grant of Option. The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of [●] ([●]) shares of Common Stock at a per share price of $[●] on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 15 of the Plan. This Option is intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, to the extent permitted under Code Section 422(d). If the number of shares vesting for Participant in any single year exceeds the limit established by Section 422 of the Internal Revenue Code for incentive stock option treatment, the Option shall be deemed an incentive stock option to the extent of the number of shares within the limit and a nonqualified stock option the extent of the number of shares that exceed the limit.

2.     Duration and Exercisability.

(a)     General. The term during which this Option may be exercised shall terminate on the [●] anniversary of the date of grant, except as otherwise provided in Paragraphs 2(b) through 2([d/e]) below. This Option shall become exercisable according to the following schedule:

Date	Shares Vesting
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

If and to the extent provided in an employment, change of control, severance or similar agreement executed by the Participant and the Company or by a determination by the Administrator, in each case pursuant and subject to Section 15 of the Plan, this Option may become fully-vested and exercisable in connection with a Change of Control as defined in Section 1(d) of the Plan.

Once the Option becomes exercisable with respect to any of the shares specified in Paragraph 1, Participant may continue to exercise this Option with respect to such vested shares under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

(b)     Termination of Employment (other than Disability[,/or] Death [or Retirement]). If Participant's employment with the Company or any Subsidiary is terminated for any reason other than disability[,/or] death [or Retirement (as defined in Paragraph 2(e) of this Agreement)], this Option shall completely terminate on the earlier of: (i) the close of business on the three-month anniversary date of such termination of employment; and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following the termination of Participant's employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment, all rights of Participant under this Option shall be forfeited. If Participant does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Participant under this Option shall be forfeited.

(c)     Disability. If Participant's employment terminates because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall terminate on the earlier of: (i) the close of business on the one year anniversary of the date of such termination of employment; and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following the termination of Participant's employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment, all rights of Participant under this Option shall be forfeited. If Participant does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Participant under this Option shall be forfeited.

(d)     Death. In the event of Participant's death, this Option shall terminate on the earlier of: (i) the close of business on the one year anniversary of the date of Participant's death; and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following Participant's death, this Option may be exercised by the person or persons to whom Participant's rights under this Option shall have passed by Participant's will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Participant's death, but had not previously been exercised. To the extent this Option was not exercisable on the date of Participant’s death, all rights of Participant under this Option shall be forfeited. If such person or persons fail to exercise this Option within the time specified in this Paragraph 2(d), all rights under this Option shall be forfeited.

[OPTIONAL PROVISION: (e)     Retirement. If Participant’s employment with the Company or any Affiliate terminates because of Retirement, this Option shall terminate on the expiration date of this Option stated in Paragraph 2(a) above. In such period following the termination of Participant's employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment, all rights of Participant under this Option shall be forfeited. If Participant does not exercise the Option within the time specified in this Paragraph 2(e), all rights of Participant under this Option shall be forfeited.

Solely for purposes of this Paragraph 2(e), “Retirement” means termination of employment for any reason on or after attaining age 55 and completing at least five (5) years of continuous service with the Company or any Affiliate; provided, however, that Participant shall be credited with continuous service only for periods during which Participant is regularly scheduled to work 20 or more hours per week. Notwithstanding anything in this Option Agreement to the contrary, if, pursuant to this Paragraph 2(e), this Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or any successor provision, this Option shall be thereafter treated as a nonqualified stock option.]

3.     Manner of Exercise.

(a)     General. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the option period as provided herein.

(b)     Form of Payment. Subject to the approval of the Administrator, payment of the option price by Participant may be (i) in cash, or with a personal check or certified check; (ii) by the transfer from Participant to the Company of previously acquired shares of Common Stock; (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement); (iv) through broker-assisted cashless exercise; or (v) by a combination thereof. In the event Participant elects to pay the exercise price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the Fair Market Value of the shares of Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. For purposes of this Agreement, “previously acquired shares of Common Stock” shall include shares of Common Stock that are already owned by Participant at the time of exercise.

(c)     Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

4.     Miscellaneous.

(a)     Employment or Other Relationship; Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to the continuance of employment or any other relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Participant shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Participant upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 15 of the Plan.

(b)     Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

(c)     Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 15 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant's rights with respect to any unexercised portion of the Option (i.e., Participant shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

(d)     Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(e)     Withholding Taxes. In order to permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of Common Stock; or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant, in either case having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes. Participant's request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant's request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

(f)     Nontransferability. During the lifetime of Participant, the accrued Option shall be exercisable only by Participant or by the Participant's guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

(g)     2010 Equity Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

(h)     Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(i)     Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Participant 15 days' prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Participant pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

(j)     Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant's successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) and Paragraphs 4(g) through 4(i) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(b) or Paragraphs 4(g) through 4(i).

(k)     Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 4(f) above.

(l)     Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

(m)     Section 280G.   Notwithstanding anything to the contrary contained in this Agreement, to the extent that any of the payments and benefits provided for under this Agreement or any other agreement or arrangement between the Participant and the Company (collectively, the “Payments”) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this Section 4(m), would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the Participant’s receipt on an after-tax basis, of the greatest amount of economic benefits under this Agreement, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.  Unless the Participant and the Company otherwise agree in writing, any determination required under this Section 4(m) shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose reasonable determination shall be conclusive and binding upon the Participant and the Company for all purposes.  For purposes of making the calculations required by this Section 4(m), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Sections 280G and 4999 of the Code.  The Participant and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4(m).

(n)     Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

[Signature page follows.]

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BIO-TECHNE CORPORATION

By:
[Name of Authorized Signatory]
Its: [Title of Authorized Signatory]

PARTICIPANT

By:
Printed Name: [●]